Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-1 (File No. 333-169255), and Form S-8 (File No. 333-177254) of Multiband Corporation and Subsidiaries of our reports dated March 31, 2012 on the consolidated financial statements and supplemental schedule which appear in this amended annual report on Form 10-K/A for the year ended December 31, 2011.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota

October 19, 2012